News Release

HOPE BANCORP REPORTS 2021 SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES - July 20, 2021 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its second quarter and six months ended June 30, 2021.

For the three months ended June 30, 2021, net income increased 23% to $53.8 million, or $0.43 per diluted common share, from $43.7 million, or $0.35 per diluted common share, in the preceding first quarter and increased 101% from $26.8 million, or $0.22 per diluted common share, in the year-ago second quarter.

“Second quarter results underscore the sound management of our operations as the economy gradually recovers from the impact of the COVID-19 pandemic,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. “The composition of our deposits continued to improve with meaningful increases in our lower-cost deposit categories, and our cost of interest bearing deposits declined another 8 basis points quarter-over-quarter. Together with higher average yield on loans, this supported another quarter of net interest margin expansion. After five quarters of significant reserve build under the CECL methodology, we recorded a negative provision for credit losses of $7.0 million driven largely by the improved macroeconomic factors. We also sold $30 million of SBA 7(a) loans given the near record-high premiums available in the secondary markets, and recorded a gain on sale of $2.4 million. All of these factors contributed to a 23% quarter-over-quarter increase in net income of $53.8 million for the 2021 second quarter.

“Loan originations for the quarter were also strong at a record high $894 million and reflected a 61% increase from the preceding first quarter when excluding the second round of PPP originations. However, a considerable decrease in warehouse line utilizations reflecting industry trends, a strategic sale of $119 million of higher-risk hotel/motel loans, PPP loan forgiveness of $164 million, and residential mortgage and SBA 7(a) loan sales contributed to a 2% quarter-over-quarter decrease in loans receivable. While some of these headwinds to net loan growth are expected to persist near-term, we have a robust loan pipeline supported by strong macroeconomic forecasts, and we believe we are well positioned to deliver enhanced profitability for 2021,” said Kim.

Q2 2021 Highlights
•Net interest income before provision for credit losses increased 3% quarter-over-quarter to $126.6 million.
•Net interest margin expanded 5 basis points quarter-over-quarter, largely reflecting an increase in the average yield on loans and lower cost of deposits.
•Noninterest bearing demand deposits increased 4% quarter-over-quarter and accounted for 38% of total deposits.
•Cost of interest bearing deposits decreased 8 basis points and total cost of deposits decreased 6 basis points quarter-over-quarter marking the seventh consecutive quarter of declining deposit costs.
•Company recorded a negative provision for credit losses of $7.0 million.
•Net income increased 23% quarter-over-quarter and totaled $53.8 million, or $0.43 per diluted common share.
•Pre-tax pre-provision income increased 6% quarter-over-quarter to $64.5 million.
•Return on average assets increased to 1.25% from 1.02% in Q1 2021, and return on average equity increased to 10.41% from 8.53%.
•Loan originations increased to a record high $894.1 million from $847.1 million in the first quarter of 2021.
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•Loans receivable decreased 2% to $13.42 billion, reflecting decreases in warehouse line utilizations, the sales of $30.0 million of SBA loans, $42.6 million of residential mortgage loans and an aggregate $119.3 million of hotel/motel loans, along with payoffs and pay downs.

Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	6/30/2021	3/31/2021	6/30/2020
Net income	$53,763	$43,687	$26,753
Diluted earnings per share	$0.43	$0.35	$0.22
Net interest income before provision (credit) for credit losses	$126,577	$122,579	$109,814
Net interest margin	3.11%	3.06%	2.79%
Noninterest income	$11,076	$8,804	$11,240
Noninterest expense	$73,123	$70,431	$67,030
Net loans receivable	$13,234,849	$13,494,686	$12,710,063
Deposits	$14,726,230	$14,301,269	$14,123,532
Total cost of deposits	0.30%	0.36%	0.87%
Nonaccrual loans(1)	$111,008	$109,858	$82,137
Nonperforming loans to loans receivable(1)	1.24%	1.11%	0.98%
ACL to loans receivable	1.41%	1.52%	1.26%
ACL to nonaccrual loans(1)	170.67%	189.28%	196.95%
ACL to nonperforming assets(1)	103.11%	121.94%	109.62%
Provision (credit) for credit losses	$(7,000)	$3,300	$17,500
Net charge offs	$11,491	$2,098	$652
Return on average assets (“ROA”)	1.25%	1.02%	0.64%
Return on average equity (“ROE”)	10.41%	8.53%	5.31%
Return on average tangible common equity (“ROTCE”)(2)	13.50%	11.11%	6.94%
Noninterest expense / average assets	1.70%	1.65%	1.60%
Efficiency ratio	53.12%	53.61%	55.37%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation.
(2) Return on average tangible common equity is a non-GAAP financial measure. A reconciliation of the Company’s return on average tangible common equity is provided in the accompanying financial information on Table Page 10.

Operating Results for the 2021 Second Quarter
Net interest income before the negative provision for credit losses for the 2021 second quarter increased 3% to $126.6 million from $122.6 million in the 2021 first quarter and increased 15% from $109.8 million in the 2020 second quarter. The Company attributed the increase in net interest income primarily to meaningful reductions in interest expense due to lower trending cost of deposits and higher interest income on average loans.

The net interest margin for the 2021 second quarter increased 5 basis points to 3.11% from 3.06% in the preceding 2021 first quarter, reflecting the benefits of lower deposit costs and higher average yield on loans. The net interest margin in the prior-year second quarter was 2.79%.

The weighted average yield on loans for the 2021 second quarter increased 4 basis points to 3.98% from 3.94% in the 2021 first quarter, reflecting the accelerated recognition of net fees due to PPP loan forgiveness. For the 2020 second quarter, the weighted average yield on loans was 4.23%.

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The weighted average cost of deposits for the 2021 second quarter decreased for the seventh consecutive quarter to 0.30%, representing a 6 basis point decrease from 0.36% for the 2021 first quarter and a 57 basis point decrease from 0.87% for the 2020 second quarter. The Company attributed the significant improvements in the weighted average cost of deposits to a continuing shift in its deposit mix to lower-cost core deposits and the ongoing downward repricing of interest bearing deposits. The cost of interest bearing deposits was 0.48%, 0.56% and 1.17% for the quarters ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

Noninterest income for the 2021 second quarter increased to $11.1 million from $8.8 million for the 2021 first quarter. In response to the significantly increased premiums available in the secondary market for SBA 7(a) loans, the Company sold $30.0 million of the guaranteed portfolio of its SBA 7(a) loans during the 2021 second quarter and recorded $2.4 million in net gains on sales of SBA loans, versus none in the preceding first quarter. This was partially offset by a reduction in net gains on sales of other loans, representing residential mortgage loans of $1.0 million for the 2021 second quarter, compared with $2.1 million in the preceding first quarter. Noninterest income in the year-ago second quarter totaled $11.2 million.

Noninterest expense for the 2021 second quarter increased to $73.1 million from $70.4 million in the preceding first quarter and $67.0 million in the year-ago second quarter.

Salaries and employee benefits expense for the 2021 second quarter increased to $42.3 million from $41.2 million in the preceding first quarter, largely reflecting annual merit increases effective at the beginning of the second quarter.

Professional fees for the three months ended June 30, 2021 increased $1.5 million quarter-over-quarter reflecting higher litigation expenses related to existing cases. The Company recorded a one-time $2.1 million impairment during the 2021 second quarter related to the disposition of a licensed software platform. These factors which contributed to higher noninterest expense for the 2021 second quarter were partially offset by a $2.2 million reduction in credit related expenses quarter-over-quarter.

The Company’s efficiency ratio for the 2021 second quarter improved to 53.12% from 53.61% for the preceding first quarter and from 55.37% for the year-ago second quarter. Noninterest expense as a percentage of average assets increased to 1.70% for the 2021 second quarter from 1.65% for the 2021 first quarter and from 1.60% for the 2020 second quarter.

The effective tax rate for the 2021 second quarter increased to 24.8% from 24.2% in the preceding quarter, reflecting the Company’s updated projection for increased annual pretax income than previously budgeted. In the year-ago quarter, the effective tax rate was 26.8%.

Balance Sheet Summary
New loan originations funded during the 2021 second quarter increased to $894.1 million from $847.1 million in the preceding first quarter and $832.0 million in the 2020 second quarter. Following are the components of new loan production for the quarters ended June 30, 2021, March 31, 2021 and June 30, 2020:

(dollars in thousands) (unaudited)	For the Three Months Ended
	6/30/2021	3/31/2021	6/30/2020
Commercial real estate	$454,857	$277,704	$213,246
Commercial	288,726	156,622	58,458
SBA	77,652	36,802	5,901
SBA PPP	19,816	304,727	480,141
Consumer	275	1,473	1,920
Residential mortgage	52,766	69,784	72,343
Total new loan originations	$894,092	$847,112	$832,009

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During the 2021 second quarter, the Company acquired $95.6 million of 30-year fixed rate residential mortgage loans. In addition to the sale of $42.6 million in residential mortgage loans and $30.0 million of SBA 7(a) loans during the 2021 second quarter, the Company completed an aggregate $119.3 million in sales of loans from its hotel/motel portfolio that were viewed to be higher risk requiring a longer recovery period from the impact of the COVID-19 pandemic.

Altogether with aggregate payoffs and pay downs, first round PPP loan forgiveness of $164.5 million and a $231.0 million quarter-over-quarter decrease in warehouse line utilizations, loans receivable at June 30, 2021 decreased 2% to $13.42 billion from $13.70 billion at March 31, 2021. Loans receivable at June 30, 2020 amounted to $12.87 billion.

Total deposits at June 30, 2021 increased 3% to $14.73 billion from $14.30 billion at March 31, 2021 and increased 4% from $14.12 billion at June 30, 2020. Quarter-over-quarter, noninterest bearing demand deposits as of June 30, 2021 increased 4% and money market and other interest bearing demand deposit balances increased 16%, while time deposits decreased 16%. On a year-over-year basis, noninterest bearing demand deposits as of June 30, 2021 increased 40% and money market and NOW account balances increased 20%, while time deposits decreased 40%.

Following is the deposit composition as of June 30, 2021, March 31, 2021 and June 30, 2020:

(dollars in thousands) (unaudited)	6/30/2021	3/31/2021	% change	6/30/2020	% change
Noninterest bearing demand deposits	$5,638,115	$5,427,174	4%	$4,036,383	40%
Money market and other	5,786,697	5,009,419	16%	4,831,679	20%
Saving deposits	308,651	305,326	1%	296,614	4%
Time deposits	2,992,767	3,559,350	(16)%	4,958,856	(40)%
Total deposit balances	$14,726,230	$14,301,269	3%	$14,123,532	4%

Following is the deposit composition as a percentage of total deposits and a breakdown of cost of deposits as of and for the quarters ended June 30, 2021, March 31, 2021 and June 30, 2020:

	Deposit Breakdown			Cost of Deposits
(unaudited)	6/30/2021	3/31/2021	6/30/2020	Q2 2021	Q1 2021	Q2 2020
Noninterest bearing demand deposits	38.3%	38.0%	28.6%	—%	—%	—%
Money market and other	39.2%	35.0%	34.2%	0.43%	0.42%	0.62%
Saving deposits	2.1%	2.1%	2.1%	1.15%	1.17%	1.22%
Time deposits	20.4%	24.9%	35.1%	0.49%	0.69%	1.71%
Total deposit balances	100.0%	100.0%	100.0%	0.30%	0.36%	0.87%

Allowance for Credit Losses
For the 2021 second quarter, the Company recorded a negative provision for credit losses of $7.0 million compared with provision for credit losses of $3.3 million in the preceding first quarter and $17.5 million for the 2020 second quarter. The allowance release in the 2021 second quarter largely reflects improved macroeconomic forecasts, together with the reduction in its loan portfolio and the $119.3 million in sales from the hotel/motel portfolio.

Following is the allowance for credit losses and allowance coverage ratios as of June 30, 2021, March 31, 2021 and June 30, 2020:

(dollars in thousands) (unaudited)	6/30/2021	3/31/2021	6/30/2020
Allowance for credit losses	$189,452	$207,943	$161,771
Allowance for credit loss/loans receivable	1.41%	1.52%	1.26%
Allowance for credit losses/nonperforming loans	113.36%	136.79%	127.79%

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Credit Quality
Following are the components of nonperforming assets as of June 30, 2021, March 31, 2021 and June 30, 2020:

(dollars in thousands) (unaudited)	6/30/2021	3/31/2021	6/30/2020
Loans on nonaccrual status (1)	$111,008	$109,858	$82,137
Delinquent loans 90 days or more on accrual status	4,759	384	430
Accruing troubled debt restructured loans	51,360	41,773	44,026
Total nonperforming loans	167,127	152,015	126,593
Other real estate owned	16,619	18,515	20,983
Total nonperforming assets	$183,746	$170,530	$147,576

(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $23.6 million, $25.0 million and $30.3 million, at June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

The increase in delinquent loans 90 days or more on accrual status as of June 30, 2021 largely reflects one loan which matured during the 2021 second quarter. This loan was renewed early in the third quarter of 2021 and is currently performing. The increase in accruing troubled debt restructured loans largely reflects maturity concessions for two credit relationships.

Following are the components of criticized loan balances as of June 30, 2021, March 31, 2021 and June 30, 2020:

(dollars in thousands) (unaudited)	6/30/2021	3/31/2021	6/30/2020
Special mention	$294,559	$280,974	$127,149
Substandard	380,955	379,048	299,357
Doubtful/loss	—	—	11
Total criticized loans	$675,514	$660,022	$426,517

The modest increase in special mention loans quarter-over-quarter primarily reflects the addition of two large credit relationships. The first is a hotel/motel relationship that was downgraded from the COVID-watch grade to Special Mention following the expiration of the modification. The second is a construction loan that is taking longer to stabilize following the completion of the project due to the pandemic-related environment.

Following are net charge offs and net charge offs to average loans receivable on an annualized basis for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020:

(dollars in thousands) (unaudited)	For the Three Months Ended
	6/30/2021	3/31/2021	6/30/2020
Net charge offs	$11,491	$2,098	$652
Net charge offs/average loans receivable (annualized)	0.35%	0.06%	0.02%

Net charge offs for the 2021 second quarter includes charge offs of $11.8 million, all of which was previously reserved, from the sale of $119.3 million in hotel/motel loans during the 2021 second quarter.

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Capital
At June 30, 2021, the Company and the Bank continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” financial institution. Following are capital ratios for the Company as of June 30, 2021, March 31, 2021 and June 30, 2020:

Hope Bancorp, Inc. (unaudited)	6/30/2021	3/31/2021	6/30/2020	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	11.32%	11.08%	11.50%	6.50%
Tier 1 Leverage Ratio	10.34%	10.15%	10.08%	5.00%
Tier 1 Risk-Based Ratio	12.02%	11.78%	12.24%	8.00%
Total Risk-Based Ratio	13.16%	13.03%	13.23%	10.00%

Following are tangible common equity (“TCE”) per share and TCE as a percentage of tangible assets as of June 30, 2021, March 31, 2021 and June 30, 2020:

(unaudited)	6/30/2021	3/31/2021	6/30/2020
Tangible common equity per share (1)	$13.10	$12.73	$12.62
Tangible common equity to tangible assets (2)	9.53%	9.40%	9.32%

(1)    Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. A reconciliation of the Company’s total stockholders’ equity to tangible common equity is provided in the accompanying financial information on Table Page 10.
(2)    Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. A reconciliation of the Company’s total assets to tangible assets is provided in the accompanying financial information on Table Page 10.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Wednesday, July 21, 2021 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its second quarter ended June 30, 2021. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through July 28, 2021, replay access code 10158798.

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About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $17.47 billion in total assets as of June 30, 2021. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 53 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Alex Ko Senior EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	6/30/2021	3/31/2021	% change	6/30/2020	% change
Cash and due from banks	$836,957	$376,666	122%	$1,468,949	(43)%
Securities available for sale, at fair value	2,274,170	2,233,744	2%	1,887,604	20%
Federal Home Loan Bank (“FHLB”) stock and other investments	94,550	102,242	(8)%	98,357	(4)%
Loans held for sale, at the lower of cost or fair value	54,245	19,672	176%	11,350	378%
Loans receivable	13,424,301	13,702,629	(2)%	12,871,834	4%
Allowance for credit losses	(189,452)	(207,943)	(9)%	(161,771)	17%
Net loans receivable	13,234,849	13,494,686	(2)%	12,710,063	4%
Accrued interest receivable	51,886	60,498	(14)%	52,859	(2)%
Premises and equipment, net	45,302	47,918	(5)%	51,029	(11)%
Bank owned life insurance	76,428	77,089	(1)%	77,050	(1)%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	11,566	12,084	(4)%	14,164	(18)%
Other intangible assets, net	8,689	9,198	(6)%	10,770	(19)%
Other assets	316,535	300,613	5%	322,417	(2)%
Total assets	$17,469,627	$17,198,860	2%	$17,169,062	2%

Liabilities:
Deposits	$14,726,230	$14,301,269	3%	$14,123,532	4%
FHLB advances	200,000	400,000	(50)%	500,000	(60)%
Convertible notes, net	215,739	215,504	—%	201,987	7%
Subordinated debentures	104,762	104,469	—%	103,602	1%
Accrued interest payable	4,946	8,611	(43)%	26,093	(81)%
Other liabilities	125,080	123,426	1%	183,072	(32)%
Total liabilities	$15,376,757	$15,153,279	1%	$15,138,286	2%

Stockholders’ Equity:
Common stock, $0.001 par value	$136	$136	—%	$136	—%
Capital surplus	1,418,135	1,417,137	—%	1,430,757	(1)%
Retained earnings	859,548	823,085	4%	761,734	13%
Treasury stock, at cost	(200,000)	(200,000)	—%	(200,000)	—%
Accumulated other comprehensive gain, net	15,051	5,223	188%	38,149	(61)%
Total stockholders’ equity	2,092,870	2,045,581	2%	2,030,776	3%
Total liabilities and stockholders’ equity	$17,469,627	$17,198,860	2%	$17,169,062	2%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	123,673,832	123,480,494		123,239,276
Treasury stock shares	12,661,581	12,661,581		12,661,581
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2021	3/31/2021	% change	6/30/2020	% change	6/30/2021	6/30/2020	% change

Interest and fees on loans	$131,823	$129,736	2%	$134,190	(2)%	$261,559	$288,420	(9)%
Interest on securities	7,713	7,915	(3)%	9,891	(22)%	15,628	20,500	(24)%
Interest on federal funds sold and other investments	668	642	4%	980	(32)%	1,310	3,009	(56)%
Total interest income	140,204	138,293	1%	145,061	(3)%	278,497	311,929	(11)%

Interest on deposits	10,696	12,770	(16)%	29,451	(64)%	23,466	70,564	(67)%
Interest on other borrowings and convertible notes	2,931	2,944	—%	5,796	(49)%	5,875	12,260	(52)%
Total interest expense	13,627	15,714	(13)%	35,247	(61)%	29,341	82,824	(65)%

Net interest income before provision (credit) for credit losses	126,577	122,579	3%	109,814	15%	249,156	229,105	9%
Provision (credit) for credit losses	(7,000)	3,300	N/A	17,500	N/A	(3,700)	45,500	N/A
Net interest income after provision (credit) for credit losses	133,577	119,279	12%	92,314	45%	252,856	183,605	38%

Service fees on deposit accounts	1,777	1,790	(1)%	2,583	(31)%	3,567	6,716	(47)%
International service fees	795	841	(5)%	667	19%	1,636	1,456	12%
Loan servicing fees, net	934	1,044	(11)%	1,106	(16)%	1,978	1,471	34%
Wire transfer fees	923	844	9%	820	13%	1,767	1,818	(3)%
Net gains on sales of SBA loans	2,375	—	100%	—	100%	2,375	—	100%
Net gains on sales of other loans	1,028	2,096	(51)%	1,678	(39)%	3,124	3,533	(12)%
Other income and fees	3,244	2,189	48%	4,386	(26)%	5,433	9,510	(43)%
Total noninterest income	11,076	8,804	26%	11,240	(1)%	19,880	24,504	(19)%

Salaries and employee benefits	42,309	41,216	3%	38,850	9%	83,525	81,352	3%
Occupancy	7,067	6,967	1%	7,043	—%	14,034	14,453	(3)%
Furniture and equipment	4,822	4,186	15%	4,654	4%	9,008	8,913	1%
Advertising and marketing	2,097	1,625	29%	1,315	59%	3,722	2,988	25%
Data processing and communications	2,411	2,737	(12)%	2,274	6%	5,148	4,905	5%
Professional fees	4,395	2,903	51%	1,510	191%	7,298	4,810	52%
FDIC assessment	1,284	1,255	2%	1,652	(22)%	2,539	3,211	(21)%
Credit related expenses	43	2,218	(98)%	1,361	(97)%	2,261	3,023	(25)%
OREO expense, net	298	281	6%	1,338	(78)%	579	2,181	(73)%
Software impairment	2,146	—	100%	—	100%	2,146	—	100%
Other	6,251	7,043	(11)%	7,033	(11)%	13,294	13,334	—%
Total noninterest expense	73,123	70,431	4%	67,030	9%	143,554	139,170	3%
Income before income taxes	71,530	57,652	24%	36,524	96%	129,182	68,939	87%
Income tax provision	17,767	13,965	27%	9,771	82%	31,732	16,233	95%
Net income	$53,763	$43,687	23%	$26,753	101%	$97,450	$52,706	85%

Earnings Per Common Share:
Basic	$0.44	$0.35		$0.22		$0.79	$0.43
Diluted	$0.43	$0.35		$0.22		$0.78	$0.42

Weighted Average Shares Outstanding:
Basic	123,592,695	123,324,745		123,200,127		123,459,461	123,747,727
Diluted	124,323,888	124,336,130		123,430,891		124,334,227	124,054,291
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	For the Three Months Ended (Annualized)			For the Six Months Ended (Annualized)
Profitability measures:	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
ROA	1.25%	1.02%	0.64%	1.14%	0.65%
ROE	10.41%	8.53%	5.31%	9.48%	5.21%
ROTCE (1)	13.50%	11.11%	6.94%	12.31%	6.82%
Net interest margin	3.11%	3.06%	2.79%	3.09%	3.04%
Efficiency ratio	53.12%	53.61%	55.37%	53.36%	54.88%
Noninterest expense / average assets	1.70%	1.65%	1.60%	1.68%	1.73%

(1) Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

	Three Months Ended			Six Months Ended
Pre-tax acquisition accounting adjustments:	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
Accretion on purchased non-impaired loans	$366	$705	$658	$1,071	$1,717
Accretion on purchased credit deteriorated/purchased credit impaired loans	2,188	2,255	3,046	4,443	12,495
Amortization of premium on low income housing tax credits	(74)	(73)	(70)	(147)	(141)
Accretion of discount on acquired subordinated debt	(293)	(291)	(284)	(584)	(567)
Amortization of core deposit intangibles	(509)	(509)	(532)	(1,018)	(1,063)
Total acquisition accounting adjustments	$1,678	$2,087	$2,818	$3,765	$12,441

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	6/30/2021			3/31/2021			6/30/2020
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,293,591	$131,823	3.98%	$13,346,264	$129,736	3.94%	$12,755,088	$134,190	4.23%
Securities available for sale	2,253,135	7,713	1.37%	2,267,409	7,915	1.42%	1,750,156	9,891	2.27%
FHLB stock and other investments	759,182	668	0.35%	640,392	642	0.41%	1,317,049	980	0.30%
Total interest earning assets	$16,305,908	$140,204	3.45%	$16,254,065	$138,293	3.45%	$15,822,293	$145,061	3.69%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$5,484,047	$5,909	0.43%	$5,256,579	$5,490	0.42%	$4,903,786	$7,563	0.62%
Savings	308,530	887	1.15%	301,184	870	1.17%	284,050	862	1.22%
Time deposits	3,222,457	3,900	0.49%	3,767,109	6,410	0.69%	4,954,446	21,026	1.71%
Total interest bearing deposits	9,015,034	10,696	0.48%	9,324,872	12,770	0.56%	10,142,282	29,451	1.17%
FHLB advances	202,198	631	1.25%	215,889	642	1.21%	593,407	2,238	1.52%
Convertible notes, net	215,599	1,323	2.43%	215,002	1,322	2.46%	201,169	2,358	4.64%
Subordinated debentures	100,701	977	3.84%	100,392	980	3.90%	99,534	1,200	4.77%
Total interest bearing liabilities	$9,533,532	$13,627	0.57%	$9,856,155	$15,714	0.65%	$11,036,392	$35,247	1.28%
Noninterest bearing demand deposits	5,445,457			5,052,532			3,510,783
Total funding liabilities/cost of funds	$14,978,989		0.36%	$14,908,687		0.43%	$14,547,175		0.97%
Net interest income/net interest spread		$126,577	2.88%		$122,579	2.80%		$109,814	2.41%
Net interest margin			3.11%			3.06%			2.79%

Cost of deposits:
Noninterest bearing demand deposits	$5,445,457	$—	—%	$5,052,532	$—	—%	$3,510,783	$—	—%
Interest bearing deposits	9,015,034	10,696	0.48%	9,324,872	12,770	0.56%	10,142,282	29,451	1.17%
Total deposits	$14,460,491	$10,696	0.30%	$14,377,404	$12,770	0.36%	$13,653,065	$29,451	0.87%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Six Months Ended
	6/30/2021			6/30/2020
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,319,782	$261,559	3.96%	$12,507,468	$288,420	4.64%
Securities available for sale	2,260,233	15,628	1.39%	1,731,094	20,500	2.38%
FHLB stock and other investments	700,115	1,310	0.38%	918,179	3,009	0.66%
Total interest earning assets	$16,280,130	$278,497	3.45%	$15,156,741	$311,929	4.14%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$5,370,941	$11,399	0.43%	$4,554,096	$22,443	0.99%
Savings	304,877	1,757	1.16%	279,063	1,670	1.20%
Time deposits	3,493,278	10,310	0.60%	4,927,425	46,451	1.90%
Total interest bearing deposits	9,169,096	23,466	0.52%	9,760,584	70,564	1.45%
FHLB advances	209,006	$1,273	1.23%	594,148	4,885	1.65%
Convertible notes, net	215,302	2,645	2.44%	200,565	4,704	4.64%
Subordinated debentures	100,547	1,957	3.87%	99,393	2,671	5.32%
Total interest bearing liabilities	$9,693,951	$29,341	0.61%	$10,654,690	$82,824	1.56%
Noninterest bearing demand deposits	5,250,080			3,236,960
Total funding liabilities/cost of funds	$14,944,031		0.40%	$13,891,650		1.20%
Net interest income/net interest spread		$249,156	2.84%		$229,105	2.58%
Net interest margin			3.09%			3.04%

Cost of deposits:
Noninterest bearing demand deposits	$5,250,080	$—	—%	$3,236,960	$—	—%
Interest bearing deposits	9,169,096	23,466	0.52%	9,760,584	70,564	1.45%
Total deposits	$14,419,176	$23,466	0.33%	$12,997,544	$70,564	1.09%
Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES:	6/30/2021	3/31/2021	% change	6/30/2020	% change	6/30/2021	6/30/2020	% change
Loans receivable, including loans held for sale	$13,293,591	$13,346,264	—%	$12,755,088	4%	$13,319,782	$12,507,468	6%
Investments	3,012,317	2,907,801	4%	3,067,205	(2)%	2,960,348	2,649,273	12%
Interest earning assets	16,305,908	16,254,065	—%	15,822,293	3%	16,280,130	15,156,741	7%
Total assets	17,164,893	17,115,407	—%	16,759,147	2%	17,140,286	16,102,977	6%

Interest bearing deposits	9,015,034	9,324,872	(3)%	10,142,282	(11)%	9,169,096	9,760,584	(6)%
Interest bearing liabilities	9,533,532	9,856,155	(3)%	11,036,392	(14)%	9,693,951	10,654,690	(9)%
Noninterest bearing demand deposits	5,445,457	5,052,532	8%	3,510,783	55%	5,250,080	3,236,960	62%
Stockholders’ equity	2,066,016	2,047,506	1%	2,016,947	2%	2,056,812	2,022,271	2%
Net interest earning assets	6,772,376	6,397,910	6%	4,785,901	42%	6,586,179	4,502,051	46%

LOAN PORTFOLIO COMPOSITION:	6/30/2021	3/31/2021	% change	12/31/2020	% change	6/30/2020	% change
Commercial loans	$4,001,423	$4,346,244	(8)%	$4,157,787	(4)%	$3,415,111	17%
Real estate loans	8,832,276	8,811,423	—%	8,772,134	1%	8,686,939	2%
Consumer and other loans	590,602	544,962	8%	633,292	(7)%	769,784	(23)%
Loans, net of deferred loan fees and costs	13,424,301	13,702,629	(2)%	13,563,213	(1)%	12,871,834	4%
Allowance for credit losses	(189,452)	(207,943)	(9)%	(206,741)	(8)%	(161,771)	17%
Loan receivable, net	$13,234,849	$13,494,686	(2)%	$13,356,472	(1)%	$12,710,063	4%

REAL ESTATE LOANS BY PROPERTY TYPE:	6/30/2021	3/31/2021	% change	12/31/2020	% change	6/30/2020	% change
Retail buildings	$2,361,891	$2,317,017	2%	$2,293,396	3%	$2,278,448	4%
Hotels/motels	1,439,770	1,619,661	(11)%	1,634,287	(12)%	1,701,909	(15)%
Gas stations/car washes	954,394	913,176	5%	892,110	7%	836,314	14%
Mixed-use facilities	798,373	752,729	6%	750,867	6%	706,827	13%
Warehouses	1,149,393	1,092,549	5%	1,091,389	5%	1,040,303	10%
Multifamily	575,943	531,306	8%	518,498	11%	497,948	16%
Other	1,552,512	1,584,985	(2)%	1,591,587	(2)%	1,625,190	(4)%
Total	$8,832,276	$8,811,423	—%	$8,772,134	1%	$8,686,939	2%

DEPOSIT COMPOSITION	6/30/2021	3/31/2021	% change	12/31/2020	% change	6/30/2020	% change
Noninterest bearing demand deposits	$5,638,115	$5,427,174	4%	$4,814,254	17%	$4,036,383	40%
Money market and other	5,786,697	5,009,419	16%	5,232,413	11%	4,831,679	20%
Saving deposits	308,651	305,326	1%	300,770	3%	296,614	4%
Time deposits	2,992,767	3,559,350	(16)%	3,986,475	(25)%	4,958,856	(40)%
Total deposit balances	$14,726,230	$14,301,269	3%	$14,333,912	3%	$14,123,532	4%

DEPOSIT COMPOSITION (%)	6/30/2021	3/31/2021		12/31/2020		6/30/2020
Noninterest bearing demand deposits	38.3%	38.0%		33.6%		28.6%
Money market and other	39.2%	35.0%		36.5%		34.2%
Saving deposits	2.1%	2.1%		2.1%		2.1%
Time deposits	20.4%	24.9%		27.8%		35.1%
Total deposit balances	100.0%	100.0%		100.0%		100.0%
Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	6/30/2021	3/31/2021	6/30/2020
Total stockholders’ equity	$2,092,870	$2,045,581	$2,030,776
Common equity tier 1 ratio	11.32%	11.08%	11.50%
Tier 1 risk-based capital ratio	12.02%	11.78%	12.24%
Total risk-based capital ratio	13.16%	13.03%	13.23%
Tier 1 leverage ratio	10.34%	10.15%	10.08%
Total risk weighted assets	$14,354,682	$14,338,828	$13,388,522
Book value per common share	$16.92	$16.57	$16.48
Tangible common equity to tangible assets [1]	9.53%	9.40%	9.32%
Tangible common equity per share [1]	$13.10	$12.73	$12.62

[1] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

	Three Months Ended					Six Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Balance at beginning of period	$207,943	$206,741	$179,849	$161,771	$144,923	$206,741	$94,144
CECL day 1 adoption impact	—	—	—	—	—	—	26,200
Provision (credit) for credit losses	(7,000)	3,300	27,500	22,000	17,500	(3,700)	45,500
Recoveries	1,301	1,423	2,207	2,428	252	2,724	2,788
Charge offs	(12,792)	(3,521)	(2,815)	(6,350)	(904)	(16,313)	(6,861)
Balance at end of period	$189,452	$207,943	$206,741	$179,849	$161,771	$189,452	$161,771
Net charge offs/average loans receivable (annualized)	0.35%	0.06%	0.02%	0.12%	0.02%	0.20%	0.07%

	Three Months Ended					Six Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Real estate loans	$11,281	$2,234	$(726)	$5,154	$148	$13,515	$2,378
Commercial loans	181	(80)	1,167	(1,451)	240	101	916
Consumer loans	29	(56)	167	219	264	(27)	779
Total net charge offs	$11,491	$2,098	$608	$3,922	$652	$13,589	$4,073

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Loans on nonaccrual status [3]	$111,008	$109,858	$85,238	$69,205	$82,137
Delinquent loans 90 days or more on accrual status	4,759	384	614	1,537	430
Accruing troubled debt restructured loans	51,360	41,773	37,354	35,429	44,026
Total nonperforming loans	167,127	152,015	123,206	106,171	126,593
Other real estate owned	16,619	18,515	20,121	18,410	20,983
Total nonperforming assets	$183,746	$170,530	$143,327	$124,581	$147,576
Nonperforming assets/total assets	1.05%	0.99%	0.84%	0.74%	0.86%
Nonperforming assets/loans receivable & OREO	1.37%	1.24%	1.06%	0.95%	1.14%
Nonperforming assets/total capital	8.78%	8.34%	6.98%	6.11%	7.27%
Nonperforming loans/loans receivable	1.24%	1.11%	0.91%	0.81%	0.98%
Nonaccrual loans/loans receivable	0.83%	0.80%	0.63%	0.53%	0.64%
Allowance for credit losses/loans receivable	1.41%	1.52%	1.52%	1.37%	1.26%
Allowance for credit losses/nonaccrual loans	170.67%	189.28%	242.55%	259.88%	196.95%
Allowance for credit losses/nonperforming loans	113.36%	136.79%	167.80%	169.40%	127.79%
Allowance for credit losses/nonperforming assets	103.11%	121.94%	144.24%	144.36%	109.62%

[3] Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $23.6 million, $25.0 million, $26.5 million, $26.2 million and $30.3 million at June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020, and June 30, 2020, respectively.

NONACCRUAL LOANS BY TYPE:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Real estate loans	$95,622	$91,940	$67,450	$51,739	$64,060
Commercial loans	12,217	14,080	13,911	13,022	12,079
Consumer loans	3,169	3,838	3,877	4,444	5,998
Total nonaccrual loans	$111,008	$109,858	$85,238	$69,205	$82,137

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Retail buildings	$12,110	$6,319	$5,408	$5,451	$5,526
Gas stations/car washes	206	210	219	224	1,789
Mixed-use facilities	7,967	3,377	3,521	4,323	3,583
Warehouses	14,099	14,124	7,296	7,320	13,433
Other [5]	16,978	17,743	20,910	18,111	19,695
Total	$51,360	$41,773	$37,354	$35,429	$44,026

[5] Includes commercial business, consumer, and other loans

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
30 - 59 days	$22,466	$18,175	$11,347	$5,962	$18,857
60 - 89 days	6,987	8,314	16,826	58,065	29,975
Total	$29,453	$26,489	$28,173	$64,027	$48,832

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Real estate loans	$21,432	$18,331	$15,689	$60,510	$27,245
Commercial loans	560	1,002	3,393	624	5,987
Consumer loans	7,461	7,156	9,091	2,893	15,600
Total	$29,453	$26,489	$28,173	$64,027	$48,832

CRITICIZED LOANS:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Special mention	$294,559	$280,974	$184,941	$153,388	$127,149
Substandard	380,955	379,048	366,556	311,902	299,357
Doubtful/loss	—	—	1	6,640	11
Total criticized loans	$675,514	$660,022	$551,498	$471,930	$426,517
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. A reconciliation of the GAAP to non-GAAP financial measures utilized by management is provided below.

	Three Months Ended			Six Months Ended
	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,066,016	$2,047,506	$2,016,947	$2,056,812	$2,022,271
Less: Goodwill and core deposit intangible assets, net	(473,445)	(473,961)	(475,534)	(473,702)	(475,793)
Average tangible common equity	$1,592,571	$1,573,545	$1,541,413	$1,583,110	$1,546,478

Net income	$53,763	$43,687	$26,753	$97,450	$52,706
Return on average tangible common equity (annualized)	13.50%	11.11%	6.94%	12.31%	6.82%

	6/30/2021	3/31/2021	12/31/2020	6/30/2020
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$2,092,870	$2,045,581	$2,053,745	$2,030,776
Less: Goodwill and core deposit intangible assets, net	(473,139)	(473,648)	(474,158)	(475,220)
Tangible common equity	$1,619,731	$1,571,933	$1,579,587	$1,555,556

Total assets	$17,469,627	$17,198,860	$17,106,664	$17,169,062
Less: Goodwill and core deposit intangible assets, net	(473,139)	(473,648)	(474,158)	(475,220)
Tangible assets	$16,996,488	$16,725,212	$16,632,506	$16,693,842

Common shares outstanding	123,673,832	123,480,494	123,264,864	123,239,276

Tangible common equity to tangible assets	9.53%	9.40%	9.50%	9.32%
Tangible common equity per share	$13.10	$12.73	$12.81	$12.62

	Three Months Ended			Six Months Ended
	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
PRE-TAX PRE-PROVISION INCOME
Net income	$53,763	$43,687	$26,753	$97,450	$52,706
Add back - tax provision	17,767	13,965	9,771	31,732	16,233
Add back - provision (credit) for credit losses	(7,000)	3,300	17,500	(3,700)	45,500
Pre-tax pre-provision income	$64,530	$60,952	$54,024	$125,482	$114,439

Table Page 10